EXHIBIT 32.0

CERTIFICATION SECTION 1350

In connection with the Quarterly Report of Chicopee Bancorp, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2012 as filed with the Securities and Exchange Commission (the “Report”), I hereby certify pursuant to 18 U.S.C.§ 1350, as added by § 906 of the Sarbanes-Oxley Act of 2003, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company as of and for the period covered by the Report.

/s/ William J. Wagner
William J. Wagner
President and Chief Executive Officer
May 9, 2012

/s/ Guida R. Sajdak
Guida R. Sajdak
Senior Vice President, Chief Financial Officer and Treasurer
May 9, 2012

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